Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of Hancock Holding Company on Form S-8 of our report dated January 12, 1996, and incorporated by reference in the Annual Report on Form 10-K of Hancock Holding Company for the year ended December 31, 1995.



Deloitte & Touche LLP
New Orleans, Louisiana

May 30, 1996





                    Exhibit 23.1 to Hancock Holding Company
                    Registration Statement on Form S-8